Exhibit 10.12

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Security Agreement”) dated as of 14th day of November, 2007, by and among Interpharm Holdings Inc. (the “Company”) and Interpharm, Inc. (the “Subsidiary” and together with the Company, the “Debtors”), and Tullis-Dickerson Capital Focus III, L.P., in its capacity as the collateral agent (together with any successors thereto in such capacity, the “Collateral Agent”) for the benefit of the holders (the “Holders”) of the Notes (as defined below) (the Collateral Agent and the Holders are hereinafter referred to as the “Secured Parties”).

Recitals

A. Pursuant to the Securities Purchase Agreement, dated as of the date hereof (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), among the Debtors and the Purchasers named therein (the “Purchasers”), the Debtors have agreed to issue, and subject to the terms thereof, and the Purchasers have agreed to purchase, the Debtors’ Secured 12% Notes due 2009 in the aggregate principal amount of $5,000,000 (together with all renewals, extensions and modifications thereof and any note or notes issued in substitution or exchange therefor, the “Notes”); and

B. As a condition to each of the Purchasers’ obligation to purchase the Notes, the Purchasers have required, and the Debtors have agreed, to execute and deliver this Security Agreement to provide collateral security for the obligations of (i) the Debtors under the Purchase Agreement, the Notes, this Security Agreement and any other agreements entered into, now or in the future by the Debtors in connection with the Purchase Agreement (hereinafter collectively referred to as the “Note Documents”).

Agreement

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Terms not otherwise defined in this Security Agreement (including Annex A hereto), unless the context indicates otherwise, have the meanings set forth in the Purchase Agreement, or if not defined in the Purchase Agreement, then as provided for by the Code to the extent the same are used or defined therein.

2. Grant Of Lien.

(a) To secure the prompt and complete payment, performance and observance when due (whether at stated maturity, by acceleration or otherwise) of all of the Secured Obligations, the Debtors hereby grant, assign, convey, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for itself and the benefit of the Secured Parties, security interests in all of their right, title and interest in, to and under all personal property and other assets described below, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Debtors, and whether owned or consigned by or to, or leased from or to, the Debtors, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”): (i) all Accounts; (ii) all General Intangibles; (iii) all goods, including, without limitation, Inventory and Equipment; (iv) all real property and fixtures; (v) all Chattel Paper; (vi) all Instruments (including all promissory notes); (vii) all documents; (viii) all Deposit Accounts, including all deposits therein; (ix) all money, cash or cash equivalents of the Debtor; (x) all books and records pertaining to the Collateral; (xi) all investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts); (xii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b) In addition, to secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce the Secured Parties as aforesaid, the Debtors hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a right of setoff against the property of the Debtor held by the Secured Parties, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to the Secured Parties, for any purpose, including safekeeping, collection or pledge, for the account of the Debtors, or as to which the Debtors may have any right or power.

3. Representations and Warranties. The Debtors represent and warrant that:

(a) The Debtors are corporations duly organized and in good standing under the laws of the jurisdiction of its incorporation. The execution and delivery, and performance of this Security Agreement, the other Note Documents to which it is a party and the transactions contemplated hereunder and thereunder (i) are all within the Debtors’ corporate powers, (ii) have been duly authorized, (iii) are not in contravention of law or the terms of the Debtors’ certificates of incorporation or by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which the Debtors are a party or by which their property is bound and (iv) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of the Debtors other than in favor of the Secured Parties. This Security Agreement and the other Note Documents to which the Debtors are a party constitute legal, valid and binding obligations of the Debtors enforceable in accordance with their respective terms.

(b) As of the date hereof and after the creation of the Secured Obligations and the security interest of the Secured Parties, the Debtors (i) own assets and property whose fair saleable value is greater than the amount that is likely to be required to pay all of their liabilities (including contingent liabilities as and when they become due); (ii) are able to pay all of its liabilities as such liabilities mature; (iii) have capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) are not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code.

(c) The Debtors have rights in and the power to transfer, and are the sole beneficial owners of, each item of the Collateral upon which it purport to grant a Lien hereunder free and clear of any and all Liens.

(d) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Debtors in favor of the Collateral Agent pursuant to this Security Agreement or the other Note Documents and except pursuant to the Senior Credit Agreement.

(e) This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of appropriate financing statements with the governmental offices listed on Schedule I hereto, a perfected Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, on the Collateral with respect to which a Lien may be perfected by filing pursuant to Article 9 of the Code. As of the Closing, such Lien will be prior to all other Liens (other than Liens in favor of the lender under the Senior Credit Agreement), and is enforceable as such as against any and all creditors of and purchasers from the Debtors.

(f) The Debtors’ names as they appears in official filings in the jurisdiction of its incorporation or other organization, the type of entity of each Debtor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by the Debtors’ jurisdictions of incorporation or organization or a statement that no such number has been issued, the Debtors’ jurisdictions of organization or incorporation, the location of the Debtors’ chief executive offices, principal places of business, offices and premises where Collateral is stored or located, and the locations of their books and records concerning the Collateral are set forth on Schedule II hereto. Each of the Debtors has only one state of incorporation or organization. The Debtors have not, during the five years prior to the date of this Security Agreement, been known by or used any other corporate or fictitious name or been party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth on Schedule II hereto. The Debtors have not (i) within the period of four months prior to the date hereof, changed their locations (as defined in Section 9-307 of the Code), (ii) except as specified on Schedule II hereto, heretofore changed their names, or (iii) except as specified on Schedule II hereto, heretofore became “new debtor” (as defined in Section 9-102(a)(56) of the Code) with respect to a currently effective security agreement previously entered into by any other Person.

(g) The Debtors do not own or license any Trademarks, Patents or Copyrights or other Intellectual Property, except as set forth on Schedule III hereto.

4. Covenants. The Debtors covenant and agree with the Collateral Agent, for the benefit of the Secured Parties, that from and after the date of this Security Agreement and until the Termination Date:

(a) Further Assurances.

(i) At any time and from time to time (including upon any written request of the Collateral Agent), at the sole expense of the Debtors, the Debtors shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as may be necessary or desirable or reasonably requested by the Collateral Agent to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using all reasonable efforts to secure all consents and approvals necessary or appropriate to enforce the security interests granted hereunder; and (B) filing any financing statements, mortgages, continuation statements, assignments and amendments with respect to the Liens granted hereunder as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(ii) The Debtors hereby irrevocably and unconditionally authorize the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements, continuation statements, assignments and amendments thereto that (a) indicate the Collateral, and (b) contain any other information required by Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment. The Debtors agree to furnish any such information to the Collateral Agent promptly upon request. The Debtors also ratify their authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof and ratifies and confirms the authorization of the Collateral Agent to file such financing statements (and amendments, if any). The Debtors hereby authorize the Collateral Agent to adopt on behalf of the Debtors any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming the Collateral Agent or its designee as the secured party and the Debtors as debtors includes assets and properties of the Debtors that do not at any time constitute Collateral, whether hereunder, under any of the other Documents or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by the Debtors to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall the Debtors at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming the Collateral Agent or its designee as secured party and the Debtors as debtors.

(iii) The Debtors shall take all steps necessary to grant the Collateral Agent control of and a perfected Lien on all Chattel Paper, Instruments, Deposit Accounts, Investment Property, investment accounts, security accounts, commodity accounts, letters of credit or banker’s acceptance constituting Collateral (including, without limitation, the delivery to the Collateral Agent of all such Collateral, accompanied by such instruments of transfer or assignment duly executed in black, the delivery of a deposit or investment property control agreement executed by the Debtors and any applicable financial institution).

(iv) The Debtors shall, upon the occurrence and during the continuance of any Event of Default, upon request of the Collateral Agent, promptly notify (and the Debtors hereby authorize the Collateral Agent so to notify) each Account Debtor in respect of any Accounts of the Debtors that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect thereof are to be made directly to the Collateral Agent.

(b) Maintenance of Records. The Debtors shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral in the same manner such records are presently kept and maintained.

(c) Limitation on Liens on Collateral. The Debtors will not create, permit or suffer to exist, and the Debtors will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral, and will defend the right, title and interest of the Secured Parties in and to any of the Debtors’ rights under the Collateral against the claims and demands of all Persons whomsoever, other than Liens pursuant to the Senior Credit Agreement.

(d) Limitations on Disposition. The Debtors will not sell, license, lease, transfer or otherwise dispose of any of the Collateral (other than Inventory in the ordinary course of business), or attempt or contract to do so.

(e) Further Identification of Collateral. The Debtors will, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may reasonably specify.

(f) Notices. The Debtors will advise the Collateral Agent promptly, in reasonable detail, (i) of any Lien or written claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which could have a material adverse effect on the value of the Collateral or on the Liens created hereunder.

(g) No Reincorporation; No Name Change. The Debtors shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdictions in which they are incorporated or organized as of the date hereof without the prior written consent of the Collateral Agent. The Debtors shall not change their legal names without first giving 30 days prior written notice of its intent to do so to the Collateral Agent.

5. Collateral Agent’s Appointment As Attorney-in-fact. On the Closing Date, the Debtors shall execute and deliver to the Collateral Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on the Collateral Agent, for the benefit of the Secured Parties, under the Power of Attorney are solely to protect the Collateral Agent’s interests (for the benefit of the Secured Parties) in the Collateral and shall not impose any duty upon the Secured Parties to exercise any such powers. The Collateral Agent agrees with the Secured Parties and the Borrowers that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, (b) it shall not exercise any power or authority under the Power of Attorney unless such action has been approved in writing by the holders of a majority in principal amount of the Notes outstanding held by Tullis-Dickerson Capital Focus III, L.P., Aisling Capital II, L.P. and Cameron Reid or any of their successors in interest or transferees (the “Required Holders”), and (c) the Collateral Agent shall account for any moneys received by the Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that the Secured Parties shall not have any duty as to any Collateral, and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF THE SECURED PARTIES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE DEBTORS FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.

6. Remedies: Rights Upon Default.

(a) In addition to all other rights and remedies granted to it under this Security Agreement, the other Note Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Debtors expressly agree that in any such event the Collateral Agent, on behalf of the Secured Parties, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Debtors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of the Debtors where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving the Debtors or any other Person notice and opportunity for a hearing on the Secured Parties’ claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Debtors hereby release. Such sales may be adjourned and continued from time to time with or without notice. The Collateral Agent shall have the right to conduct such sales on the Debtors’ premises or elsewhere and shall have the right to use the Debtors’ premises without charge for such time or times as the Collateral Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, the Debtors further agree, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at a place or places designated by the Collateral Agent which are reasonably convenient to the Collateral Agent and the Debtors, whether at the Debtors’ premises or elsewhere. Until the Collateral Agent is able to affect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent shall have no obligation to the Debtors to maintain or preserve the rights of the Debtors as against third parties with respect to Collateral while Collateral is in the possession of the Collateral Agent. The Collateral Agent may, if they so elect, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Secured Parties’ or Collateral Agent’s remedies, with respect to such appointment without prior notice or hearing as to such appointment. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in the Note Documents, and only after so paying over such net proceeds, and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Debtors. To the maximum extent permitted by applicable law, the Debtors hereby waive all claims, damages, and demands against the Secured Parties and the Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of such Secured Party or Collateral Agent as finally determined by a court of competent jurisdiction. The Debtors agree that ten (10) days prior notice by the Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Debtors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by the Collateral Agent to collect such deficiency.

(b) Except as otherwise specifically provided herein, the Debtors hereby waive presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c) To the extent that applicable law imposes duties on Secured Parties or the Collateral Agent to exercise remedies in a commercially reasonable manner, the Debtors acknowledge and agree that it is not commercially unreasonable for the Secured Parties or Collateral Agent (i) to fail to incur expenses reasonably deemed significant by the Secured Parties or Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Debtors, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Secured Parties and/or the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Secured Parties a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. The Debtors acknowledge that the purpose of this Section 6(c) is to provide non-exhaustive indications of what actions or omissions by the Secured Parties or Collateral Agent would not be commercially unreasonable in the Secured Parties’ or Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Parties or Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6(c). Without limitation upon the foregoing, nothing contained in this Section 6(c) shall be construed to grant any rights to the Debtors or to impose any duties on the Secured Parties or Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 6(c).

(d) The Secured Parties and Collateral Agent shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, the Debtors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. The Secured Parties and Collateral Agent shall not be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Document shall be cumulative. To the extent it may lawfully do so, the Debtors absolutely and irrevocably waive and relinquish the benefit and advantage of, and covenant not to assert against the Secured Parties or the Collateral Agent, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as sureties now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

7. Grant Of Licenses To Use Intellectual Property Collateral. For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 6 hereof (including, without limiting the terms of Section 6 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Debtors hereby grant to the Collateral Agent, irrevocable, nonexclusive licenses (exercisable without payment of royalty or other compensation to the Debtors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by the Debtors, and wherever the same may be located, and including in such licenses access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

8. Indemnity; Expenses; Limitation On Secured Parties’ and Collateral Agent’s Duty In Respect Of Collateral.

(a) Whether or not the transactions contemplated hereby are consummated, the Debtors shall indemnify and hold the Secured Parties, the Collateral Agent, their respective Affiliates, and each of their directors, officers, agents and employees (collectively, the “Indemnified Persons”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following the termination of the Secured Obligations and the termination, resignation or replacement of the Collateral Agent or any assignment by a Secured Party) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of or in connection with the execution, delivery, enforcement, performance or administration of this Security Agreement, the other Note Documents or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or the consummation of the transactions contemplated hereby or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of any Indemnified Person; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Debtors, their directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not an Indemnified Person is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Note Documents are consummated. All amounts due under this Section 8 shall be payable within five Business Days after demand therefor. The agreements in this Section 8 shall survive the resignation of the Collateral Agent, the assignment by a Secured Party and the repayment, satisfaction or discharge of all the other Secured Obligations. In the event that any investigation, litigation or proceeding is asserted or threatened in writing or instituted against any Indemnified Person, or any remedial, removal or response action which is requested of it or any other Indemnified Person, for which such Indemnified Person may desire indemnity or defense hereunder, such Indemnified Person shall notify the Debtors in writing of such event; provided that failure to so notify the Debtors shall not affect the right of any Indemnified Person to seek indemnification under this Section 8.

(b) The Debtors will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of the Debtors, (iii) the exercise or enforcement of any of the rights of the Secured Parties hereunder or (iv) the failure by the Debtors to perform or observe any of the provisions hereof.

(c) The Secured Parties and Collateral Agent shall use reasonable care with respect to the Collateral in their possession or under their control. The Secured Parties and Collateral Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Secured Parties, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

9. Collateral Agent.

(a) Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.

(b) Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as any owner thereof reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent, to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

(c) Other Provisions Relating to the Collateral Agent.

(i) The Collateral Agent has such powers, rights and obligations as are expressly delegated to the Collateral Agent by the terms of this Security Agreement and the other Note Documents. Subject to Section 9(c)(iv), the Collateral Agent may, from time to time, appoint another Person to act as Collateral Agent. The Collateral Agent, acting in its capacity as such, shall have only such duties with respect to the Collateral as are set forth herein.

(ii) Except during the continuance of an Event of Default, the Collateral Agent need perform only those duties that are specifically set forth in this Security Agreement and no others, and no implied covenants or obligations will be read into this Security Agreement against the Collateral Agent. In case an Event of Default has occurred and is continuing, if so directed by the Required Holders, the Collateral Agent shall exercise those rights and powers vested in it by this Security Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(iii) As to any matters not expressly provided for by this Security Agreement or the other Note Documents, the Collateral Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon the instructions of the Required Holders and shall in all such cases be fully protected in acting, or in refraining from acting, in accordance with such instructions of the Required Holders, and any action taken or failure to act pursuant thereto shall be binding on the Holders. Notwithstanding any other provisions herein, the Collateral Agent shall not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder at the request of the Required Holders unless the Debtors or the Holders have provided to the Collateral Agent security or indemnity, which the Collateral Agent, in its reasonable discretion, deems sufficient against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action. The Collateral Agent shall have no liability to either the Borrowers or the Secured Parties, or any of them, for the performance or non-performance of its duties hereunder, provided such performance or non-performance is within the standards and obligations expressly set forth herein.

(iv) Subject to the appointment and acceptance of a successor Collateral Agent, the Collateral Agent may resign at any time by giving not less than thirty (30) days’ notice thereof to the Holders and the Debtors. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, (A) such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder, and (B) the retiring Collateral Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Collateral Agent in respect of the Collateral to the successor Collateral Agent. After any retiring Collateral Agent’s resignation or replacement hereunder as Collateral Agent, the provisions of this Section shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent. Upon any such resignation or removal, the former Collateral Agent shall take all steps necessary to assign the Collateral to the successor Collateral Agent.

10. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Debtors for liquidation or reorganization, should the Debtors become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Debtors’ assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section prior to 5:00 p.m. (New York City time) on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Security Agreement later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Debtors:	Interpharm Holdings Inc. 75 Adams Avenue Hauppauge, NY 11788 Attention: Chief Executive Officer Fax: (631) 656-1009

If to Collateral Agent:	Tullis-Dickerson Capital Focus III, L.P. Two Greenwich Plaza, 4th Floor Greenwich, CT 06830 Attn: Joan P. Neuscheler Fax: (203) 629-9293

12. Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Purchase Agreement and the other Note Documents which, taken together, set forth the complete understanding and agreement of the Collateral Agent, the Holders and the Debtors with respect to the matters referred to herein and therein.

13. No Waiver; Cumulative Remedies. The Secured Parties shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Collateral Agent and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Secured Parties, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Collateral Agent and the Debtor.

14. Limitation By Law. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, or unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15. Termination Of This Security Agreement. Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

16. Successors And Assigns. This Security Agreement and all obligations of the Debtors hereunder shall be binding upon the successors and assigns of the Debtors (including any debtor-in-possession on behalf of the Debtors) and shall, together with the rights and remedies of the Collateral Agent, for the benefit of the Secured Parties, hereunder, inure to the benefit of the Secured Parties and all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder. The Debtors may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

17. Counterparts. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Collateral Agent, electronic means, all of which shall be equally valid.

18. Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE SECURED PARTIES FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE SECURED PARTIES. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS SECURITY AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

19. Waiver Of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE SECURED PARTIES AND THE DEBTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTES DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

20. Expenses. The Debtors agree to reimburse the Secured Parties for all costs and expenses incurred by them (including, without limitation, the fees and expenses of legal counsel) in connection with (i) any Default or Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Debtors in respect of the Collateral that the Debtors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 20, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 2.

21. Section Titles. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

22. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

23. Benefit Of Secured Party. All Liens granted or contemplated hereby shall be for the benefit of the Secured Parties, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Secured Obligations in the manner determined by the Collateral Agent in its sole discretion.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

The Debtors: INTERPHARM HOLDINGS INC.

By:	/s/ Peter Giallorenzo
Name: Peter Giallorenzo Title: CFO

INTERPHARM, INC.

By:	/s/ Peter Giallorenzo
Name: Peter Giallorenzo Title: CFO

The Collateral Agent: TULLIS-DICKERSON CAPITAL FOCUS III, L.P. By: Tullis Dickerson Partners III, L.L.C., its general partner

By:	/s/ Joan P. Neuscheler
Name: Joan P. Neuscheler Title: Principal

ANNEX A
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SECURITY AGREEMENT

DEFINITIONS

Capitalized terms used in the Security Agreement shall have the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Security Agreement:

“Account Debtor” means any Person who may become obligated to a Debtor under, with respect to, or on account of, an Account.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by a Debtor, including (as the context may reasonably permit) (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of a Debtor’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of a Debtor’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to a Debtor for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by a Debtor or in connection with any other transaction (whether or not yet earned by performance on the part of a Debtor), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the City of New York.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by a Debtor.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lien on any Collateral under the Security Agreement is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” has the meaning ascribed to it in Section 2(a).

“Copyright License” means any and all rights now owned or hereafter acquired by a Debtor under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by the Debtor: (a) all copyrights, all General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (b) all reissues, extensions or renewals thereof, (c) the right to recover for all past, present and future infringements thereof and (d) all other rights of any kind whatsoever accruing thereunder as pertaining thereto.

“Default” means any condition or event which is, or, with notice or lapse of time or both, would become, an Event of Default.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the names of a Debtor.

“Event of Default” means any event of default under, or any failure by the Parties to perform, keep, or observe any covenant or agreement contained in, the Purchase Agreement, this Security Agreement or any other Note Document, including, without limitation, the Notes.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by a Debtor, including (as the context may reasonably permit) all right, title and interest that a Debtor may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), choses in action, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for any pledged Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of a Debtor or any computer bureau or service company from time to time acting for a Debtor.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by a Debtor, wherever located, and, in any event, including all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means collectively, all Copyrights, all Patents and all Trademarks, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all Copyright Licenses, Patent Licenses and Trademark Licenses; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by a Debtors and (g) all clauses of action, claims, and warranties now or hereafter owned or acquired by a Debtor in respect of any of the items listed above.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by a Debtor, wherever located, and in any event including (as the context may reasonably permit) inventory, merchandise, goods and other personal property that are held by or on behalf of a Debtor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in a Debtor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by a Debtor, wherever located, including (as the context may reasonably permit) (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of a Debtor, including the rights of a Debtor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of a Debtor; (iv) all commodity contracts of a Debtor; and (v) all commodity accounts held by a Debtor.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by a Debtor.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Patent License” means rights under any written agreement now owned or hereafter acquired by a Debtor granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which a Debtor now hold or hereafter acquire any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, (b) all reissues, continuations, continuations-in-part or extensions thereof, (c) all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (d) the right to sue for past, present and future infringements thereof, and (e) all rights corresponding thereto throughout the world.

“Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or governmental authority.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (as the context may reasonably permit) (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (c) any claim of a Debtor against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by a Debtor against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Secured Obligations” means any and all obligations, liabilities and indebtedness of every kind, nature and description owing by a Debtor or any obligor to the Secured Parties under the Note Documents, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, a debtor or otherwise, whether arising under this Agreement or Note Documents, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by a Secured Party.

“Security Agreement” means this Security Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Termination Date” means the date on which all obligations of a Debtor to the Secured Parties or their assigns under the Note Documents, and the obligations of a Debtor under this Security Agreement and each other Note Document to which it is a party, have been indefeasibly satisfied.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by a Debtor granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by a Debtor: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (b) all reissues, extensions or renewals thereof, (c) all rights corresponding thereto throughout the world (d) the right to recover for all past, present and future infringements thereof and (e) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, any of the foregoing.

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Security Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Security Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in this Security Agreement refers to the knowledge (or an analogous phrase) of the Debtor, such words are intended to signify that the Debtor has actual knowledge or awareness of a particular fact or circumstance or a Debtor, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

SCHEDULE I
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SECURITY AGREEMENT

FILING JURISDICTIONS

Debtors	Jurisdiction
Interpharm Holdings Inc.	Secretary of State of Delaware

Interpharm, Inc.	Secretary of State of New York

SCHEDULE II
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SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING DEBTORS’ COLLATERAL

I.	The Debtors’ official names:

II.	Types of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

Corporation

III.	Organizational identification number issued by the Debtors’ jurisdiction of incorporation or organization or a statement that no such number has been issued:

IV.	Jurisdictions of Incorporation or Organization of the Debtors:

V.	Chief Executive Offices and principal places of business of the Debtors:

VI.	Other Premises at which Collateral is Stored or Located:

SCHEDULE III
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SECURITY AGREEMENT

SCHEDULE OF INTELLECTUAL PROPERTY

A. Trademarks

1. Owned

Trademark	Registration Number	Registration Date	Expiration Date

Trademark Application	Application/Serial Number	Application Date

2. Licensed

Trademark	Registration Number	Registration Date	Expiration Date	Owner/ Licensor

Trademark Application	Application/Serial Number	Application Date

B. Patents

1. Owned

Patent Description	Registration Number	Registration Date	Expiration Date

Patent Application	Application/Serial Number	Application Date

2. Licensed

Patent Description	Registration Number	Registration Date	Expiration Date	Owner/ Licensor

Patent Application	Application/Serial Number	Application Date

C. Copyrights

1. Owned

Copyright	Registration Number	Registration Date

2. Licensed

Patent Description	Registration Number	Registration Number	Expiration Date	Owner/ Licensor

D. Other

EXHIBIT A

FORM OF

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by INTERPHARM HOLDINGS INC., a Delaware corporation and INTERPHARM, INC., a New York corporation, (the “Grantors”) to Tullis-Dickerson Capital Focus III, L.P. (hereinafter referred to the “Attorney”), as the Collateral Agent for the benefit of the Secured Parties under a Security Agreement, dated as of November 14, 2007 and other related documents collectively (the “Documents”). No person to whom this Power of Attorney is presented, as authority for the Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Grantors as to the authority of the Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to the Attorney unconditionally the authority to take and perform the actions contemplated herein. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by the Grantors without the Attorney’s written consent.

The Grantors hereby irrevocably constitute and appoint the Attorney (and all officers, employees or agents designated by the Attorney), with full power of substitution, as the Grantors’ true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantors and in the name of the Grantors or in its own name, from time to time in the Attorney’s discretion, without notice to or assent by the Grantors, and at any time in the case of clause (h) below and at any time an Event of Default (as defined in the Security Agreement) has occurred and is continuing in the case of (a), (b), (c), (d), (e), (f), (g), (i) and (j) below, to do the following: (a) change the mailing address of the Grantors, open a post office box on behalf of the Grantors, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of the Grantors constituting Collateral; (b) effect any repairs to any asset of the Grantors, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Grantors or its property constituting Collateral; (d) defend any suit, action or proceeding brought against the Grantors if the Grantors do not defend such suit, action or proceeding or if the Attorney believes that the Grantors are not pursuing such defense in a manner that will maximize the recovery to the Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as the Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by the Attorney for the purpose of collecting any and all such moneys due to the Grantors whenever payable and to enforce any other right in respect of the Grantors’ property constituting Collateral; (f) cause the certified public accountants then engaged by the Grantors to prepare and deliver to the Attorney at any time and from time to time, promptly upon the Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as the Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of the Grantors in and under the contracts and other matters relating thereto; (h) file such financing statements with respect to the aforesaid Security Agreement, with or without the Grantors’ signatures, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in the Grantors’ names such financing statements and amendments thereto and continuation statements which may require the Grantors’ signatures; (i) execute, in connection with any sale provided for in any Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though the Attorney were the absolute owner of the property of the Grantors for all purposes, and (j) at the Attorney’s option and the Grantors’ expense, at any time or from time to time, all acts and other things that the Attorney reasonably deems necessary to perfect, preserve, or realize upon the Grantors’ property or assets and the Collateral Agent’s Liens thereon, all as fully and effectively as the Grantors might do. The Grantors hereby ratify, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, this Power of Attorney is executed by each of the Grantors, and the Grantors have caused their seals to be affixed pursuant to the authority of its board of directors this 14th day of November, 2007.

The Grantors: INTERPHARM HOLDINGS INC.

By:	/s/ Peter Giallorenzo
Name: Peter Giallorenzo Title: CFO

INTERPHARM, INC.

By:	/s/ Peter Giallorenzo
Name: Peter Giallorenzo Title: CFO

NOTARY PUBLIC CERTIFICATES

On this 14th day of November, 2007, Peter Giallorenzo, who is personally known to me appeared before me in his/her capacity as the CFO of INTERPHARM HOLDINGS INC. and executed on behalf of such entity the Power of Attorney in favor of TULLIS-DICKERSON CAPITAL FOCUS III, L.P. to which this Certificate is attached.

/s/ Fei Chen

Notary Public

On this 14th day of November, 2007, Peter Giallorenzo who is personally known to me appeared before me in his/her capacity as the CFO of INTERPHARM, INC. and executed on behalf of such entity the Power of Attorney in favor of TULLIS-DICKERSON CAPITAL FOCUS III, L.P. to which this Certificate is attached.

/s/ Fei Chen
Notary Public